As filed with the Securities and Exchange Commission on April 30, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CNL Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-2876363
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of exchange on which each class is to be registered:
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-168129 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

CNL Healthcare Trust, Inc. (the “Registrant”) hereby incorporates by reference the description of the Registrant’s common stock, $0.01 par value per share, set forth under the captions “Suitability Standards,” Summary of Distribution Reinvestment Plan,” “Summary of Redemption Plan,” “Distribution Policy,” and “Summary of the Charter and Bylaws” in the prospectus contained in the Registrant’s Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on June 17, 2011 (Registration No. 333-168129) and all amendments and supplements to such registration statement subsequently filed with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission:

Exhibit No.	Description

3.1	CNL Healthcare Trust, Inc. Articles of Amendment and Restatement (Previously filed as Exhibit 3.1 to Pre-effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (File No. 333-168129) filed June 10, 2011, and incorporated herein by reference.)

3.1.1	CNL Healthcare Trust, Inc. Articles of Amendment to Articles of Amendment and Restatement, dated September 14, 2011 (Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 5, 2011, and incorporated herein by reference.)

3.1.2	CNL Healthcare Trust, Inc. Articles of Amendment to Articles of Amendment and Restatement, dated February 9, 2012 (Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 9, 2012, and incorporated herein by reference.)

3.2	CNL Healthcare Trust, Inc. Amended and Restated Bylaws (Previously filed as Exhibit 3.2 to Pre-effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (File No. 333-168129) filed June 10, 2011, and incorporated herein by reference.)

3.2.1	CNL Healthcare Trust, Inc. Amended and Restated Bylaws (Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed February 9, 2012, and incorporated herein by reference.)

3.2.2	CNL Healthcare Trust, Inc. Amendment No. 1 to Amended and Restated Bylaws (Previously filed as Exhibit 3.2.1 to Post-effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-168129) filed February 28, 2012, and incorporated herein by reference.)

4.1	Form of Subscription Agreement of CNL Healthcare Trust, Inc. (Filed as Appendix B to the Registrant’s Prospectus contained in Post-effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-168129) filed February 28, 2012, and incorporated herein by reference.)

4.2	Form of Distribution Reinvestment Plan of CNL Healthcare Trust, Inc. (Filed as Appendix C to the Registrant’s Prospectus contained in Post-effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-168129) filed February 28, 2012, and incorporated herein by reference.)

4.3	Form of Redemption Plan of CNL Healthcare Trust, Inc. (Filed as Appendix D to the Registrant’s Prospectus contained in Post-effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-168129) filed February 28, 2012, and incorporated herein by reference.)

4.4	CNL Healthcare Trust, Inc. Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (Previously filed as Exhibit 4.5 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11
(File No. 333-168129) filed October 20, 2010, and incorporated herein by reference.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 30, 2012

CNL Healthcare Trust, Inc.

By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin
President and Chief Executive Officer